JIMMY C.H. CHEUNG & CO.
Certified Public Accountants
Members of Kreston International

Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
JADE MOUNTAIN CORPORATION

We hereby consent to the use in this Registration Statement of Jade Mountain Corporation on Amendment No. 1 to Form S-1 dated March 11, 2008 of our report dated January 13, 2007 of Dalian Rino Environment Engineering Science And Technology Co., Ltd for the years ended December 31, 2006 and 2005.

We also consent to the reference to our firm under the caption "Experts" included in this Registration Statement.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

March 11, 2008

1607 Dominion Centre, 43 Queen's Road East, Wanchai, Hong Kong
Telephone : (852) 25295500 Fax: (852) 28651067
Email : jchc@krestoninternational.com.hk
Website : http://www.jimmycheungco.com

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, of Jade Mountain Corporation (a Nevada corporation) (File No. 333-147513) of our Report of Independent Registered Certified Public Accounting Firm dated March 20, 2007 related to the balance sheets of Jade Mountain Corporation as of December 31, 2006 and 2005 and the related statements of operations and comprehensive loss, changes in shareholders' deficit and statements of cash flows for each of the two years ended December 31, 2006 and 2005, respectively, which accompanies the aforementioned financial statements contained in such Amendment No. 1 to the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

/s/ S. W. Hatfield, CPA
S. W. HATFIELD, CPA

Dallas, Texas
March 7, 2008